As filed with the Securities and Exchange Commission on October 11, 2000
                                                      Registration No. 333-67787


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                       POST-EFFECTIVE AMENDMENT NO. SEVEN
                                       TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED



                        CNL HOSPITALITY PROPERTIES, INC.
               (Exact Name of Registrant as Specified in Charter)

                           CNL Center at City Commons
                             450 South Orange Avenue
                             Orlando, Florida 32801
                            Telephone: (407) 650-1000
                    (Address of principal executive offices)


                              JAMES M. SENEFF, JR.
                             Chief Executive Officer
                           CNL Center at City Commons
                             450 South Orange Avenue
                             Orlando, Florida 32801
                            Telephone: (407) 650-1000
                       (Name, Address and Telephone Number
                              of Agent for Service)


                                   COPIES TO:

                          THOMAS H. McCORMICK, ESQUIRE
                          JAMES A. BLALOCK III, ESQUIRE
                               Shaw Pittman 2300 N
                                  Street, N.W.
                             Washington, D.C. 20037

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

         On September 14, 2000, CNL Hospitality Properties, Inc. (the "Company") concluded its public offering (the "1999 Offering") of up to 27,500,000 shares of common stock (the "Shares") In connection with the 1999 Offering, the Company issued a total of 27,499,899 Shares, including 96,520 Shares issued pursuant to the Reinvestment Plan. The Company hereby withdraws the registration of the remaining 101 Shares registered, but not issued in connection with the 1999 Offering.

         In addition, the Company registered 1,000,000 Soliciting Dealer Warrants and 1,000,000 shares of common stock issuable upon exercise of the warrants. In connection with the 1999 Offering, the Company issued a total of 960,913 warrants. The Company hereby withdraws the registration of the remaining 39,087 warrants as well as 39,087 shares of common stock registered, but not issuable in connection with the Initial Offering.

                                   SIGNATURES


              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. Seven to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on September 29, 2000.

                                  CNL HOSPITALITY PROPERTIES, INC.
                                  (Registrant)



                                  By:      /s/ James M. Seneff, Jr.
                                           -------------------------------
                                           James M. Seneff, Jr.
                                           Chairman of the Board and Chief
                                           Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. Seven to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                   Signature                                       Title                                   Date


    /s/ James M. Seneff, Jr.                             Chairman of the Board and                  September 29, 2000
    ----------------------------------------             Chief Executive Officer
    JAMES M. SENEFF, JR.                                 (Principal Executive Officer)


    /s/ Robert A. Bourne                                 Director and President                     September 29, 2000
    ----------------------------------------
    ROBERT A. BOURNE


    /s/ C. Brian Strickland                              Senior Vice President, Finance and         September 29, 2000
    ----------------------------------------             Administration (Principal Financial
    C. BRIAN STRICKLAND                                  and Accounting Officer)


    /s/ Mathew W. Kaplan                                 Director                                   September 29, 2000
    ----------------------------------------
    MATHEW W. KAPLAN


    /s/ Charles E. Adams                                 Independent Director                       September 29, 2000
    ----------------------------------------
    CHARLES E. ADAMS


    /s/ Lawrence A. Dustin                               Independent Director                       September 29, 2000
    ----------------------------------------
    LAWRENCE A. DUSTIN


    /s/ John A. Griswold                                 Independent Director                       September 29, 2000
    ----------------------------------------
    JOHN A. GRISWOLD


    /s/ Craig M. McAllaster                              Independent Director                       September 29, 2000
    ----------------------------------------
    CRAIG M. MCALLASTER